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                                                                    Exhibit 23.5




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of the Joint Proxy Statement/Prospectus of Time Warner Inc. and Turner Broadcasting System, Inc. that is made part of the Registration Statement on Form S-4 of Time Warner Inc.



                                                      ARTHUR ANDERSEN LLP



Stamford, Connecticut,
  September 3, 1996